AMENDMENT OF EMPLOYMENT AGREEMENT

WHEREAS, Everest Global Services, Inc. (the “Company”) and Craig Eisenacher (“Eisenacher”) were parties to an employment agreement effective as of December 18, 2006 (the “Employment Agreement”);

WHEREAS, the parties have now agreed to a modification to the Employment Agreement and it is now desirable to amend the Employment Agreement to reflect such modification; and

WHEREAS, Eisenacher and the Company have consented to such amendment.

NOW, THEREFORE, the Employment Agreement is hereby amended, effective as of April 28, 2008 by substituting the following for Section 2(a) of the Employment Agreement:

2(a).

As compensation for your services to the Company during the term of your employment, the Company shall pay you a salary at the rate of U.S. $412,000 per annum payable according to the normal payroll schedule, subject to increases, if any, as determined and approved by the Compensation Committee of Everest Re Group, Ltd.

IN WITNESS WHEREOF, the parties have executed this amendment to the Employment Agreement as of April 28, 2008.

Everest Global Services, Inc.

/s/ THOMAS J. GALLAGHER	/s/ CRAIG EISENACHER
Thomas J. Gallagher	Craig Eisenacher

Chairman